UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

FORM 8-K/A
(Amendment No. 1)

CURRENT REPORT
PURSUANT TO SECTION 13 OR 15(d) OF
THE SECURITIES EXCHANGE ACT OF 1934

Date of Report (Date of earliest event reported): June 4, 2012

DECISIONPOINT SYSTEMS, INC.
(Exact name of registrant as specified in its charter)

Delaware	000-54200	37-1644635
(State of Incorporation)	(Commission File Number)	(IRS Employer Identification No.)

8697 Research
Irvine, California, 92618
(Address of principal executive offices) (Zip code)

(949) 465-0065
(Registrant's telephone number, including area code)

 Copies to:
Gregory Sichenzia, Esq.
Sichenzia Ross Friedman Ference LLP
61 Broadway
New York, New York 10006
Phone: (212) 930-9700
Fax: (212) 930-9725

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

[ ] Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)
[ ] Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)
[ ] Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))
[ ] Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Explanatory Note

On June 4, 2012, (“Closing Date”), DecisionPoint Systems, Inc. ("Company” or “DPS”), 2314505 Ontario Inc., a wholly-owned subsidiary of the Company (“Purchaser”), Karen Dalicandro (“KD”), Donald Dalicandro (“DD”), and 2293046 Ontario Inc. (“KD Co” and together with KD, the “Sellers”) entered into a Share Purchase Agreement (“SPA”).  Pursuant to the SPA, Purchaser purchased all of the issued and outstanding shares of Apex Systems Integrators Inc., a corporation organized under the laws of the Province of Ontario, Canada.  In consideration for the shares of Apex Systems Integrators, Inc., on the Closing Date the Purchaser paid CDN$5,000,000 (“Closing Amount”), of which CDN$240,000 was placed in escrow with the Purchaser’s attorney and CDN$10,000 is held by the Purchaser as a holdback.  On the Closing Date, the Purchaser and Apex merged under the corporate name of Apex Systems Integrators Inc., and is hereafter referred to herein as “Apex”.

Closing costs and associated expenses either previously paid, payable in cash or recorded as deferred financing costs were approximately $1.8 million, including the issuance of 325,000 shares of the Company’s common stock at the market price of $1.05 per share on the Closing Date.

The transaction was accounted for using the purchase method of accounting in accordance with Accounting Standard Codification (“ASC”) 805 - Business Combinations and the operating results for Apex have been consolidated into the Company’s results of operations beginning on June 5, 2012.

This Amendment No. 1 amends the Current Report on Form 8-K of the Company filed with the Securities and Exchange Commission on June 7, 2012, related to the above transaction, to include the financial statements required by Items 9.01(a) and 9.01(b) of Form 8-K.  The information previously reported in the June 7, 2012, 8-K is hereby incorporated by reference into this Form 8-K/A.

Item 9.01. Financial Statements and Exhibits.

(a)	Financial statements of the business acquired

Audited annual combined financial statements of Apex Systems Integrators, Inc.

Report of Independent Certified Public Accountants

●	Combined Statements of Income for the years ended July 31, 2011 and 2010
●	Combined Balance Sheets as of July 31, 2011 and 2010
●	Combined Statements of Changes in Stockholders’ Equity for the years ended July 31, 2011 and 2010
●	Combined Statements of Cash Flows for the years ended July 31, 2011 and 2010
●	Notes to the Combined Financial Statements

Reviewed financial Statements of Apex Systems Integrators, Inc.
Review Engagement Report
●	Statements of Income for the eight months ended March 31, 2012 and 2011
●	Statements of Retained Earnings for the eight months ended March 31, 2012 and 2011
●	Balance Sheets as of March 31, 2012 and July 31, 2011
●	Statements of Cash Flows for the eight months ended March 31, 2012 and 2011
●	Notes to the Financial Statements

(b)	Unaudited Pro Forma financial information

Unaudited Pro Forma Combined Financial Information of DecisionPoint Systems, Inc. and
Apex Systems Integrators, Inc.

●	Unaudited Pro Forma Combined Balance Sheet as of March 31, 2012
●	Unaudited Pro Forma Combined Statements of Operations for three months ended March 31, 2012 and twelve months ended December 31, 2011
●	Notes to Unaudited Pro Forma Combined Financial Statements

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Date:	August 24, 2012	DecisionPoint Systems, Inc.
		By:	/s/Roy A. Ceccato
Name: Roy A. Ceccato
Title: Vice President - Finance

Combined Financial Statements

APEX Systems Integrators Inc. and APEX Systems Integrators (USA) Inc.

July 31, 2011 and 2010

REPORT OF INDEPENDENT CERTIFIED PUBLIC ACCOUNTANTS

To the Stockholders of
APEX Systems Integrators Inc. and APEX Systems Integrators (USA) Inc.

We have audited the accompanying combined balance sheets of APEX Systems Integrators Inc. and APEX Systems Integrators (USA) Inc. as of July 31, 2011 and July 31, 2010, and the related combined statements of income, changes in stockholders’ equity, and cash flows for the years then ended. These financial statements are the responsibility of the Company's management. Our responsibility is to express an opinion on these combined financial statements based on our audits.

We conducted our audit in accordance with auditing standards generally accepted in the United States of America established by the American Institute of Certified Public Accountants. Those standards require that we plan and perform the audit to obtain reasonable assurance about whether the financial statements are free of material misstatement. An audit includes consideration of internal control over financial reporting as a basis for designing audit procedures that are appropriate in the circumstances, but not for the purpose of expressing an opinion on the effectiveness of the Company’s internal control over financial reporting. Accordingly, we express no such opinion. An audit also includes examining, on a test basis, evidence supporting the amounts and disclosures in the financial statements, assessing the accounting principles used and significant estimates made by management, as well as evaluating the overall financial statement presentation. We believe that our audit provides a reasonable basis for our opinion.

In our opinion, the combined financial statements referred to above present fairly, in all material respects, the combined financial position of APEX Systems Integrators Inc. and APEX Systems Integrators (USA) Inc. as of July 31, 2011 and July 31, 2010, and the combined results of its operations and its cash flows for the years then ended in conformity with accounting principles generally accepted in the United States of America.

February 27, 2012	/s/ Grant Thornton LLP
Hamilton, Canada Chartered Accountants	Licensed Public Accountants

APEX Systems Integrators Inc. and APEX Systems
Integrators (USA) Inc.
Combined Statements of Income
(Amounts in Canadian $)

Years Ended July 31	2011	2010

Revenue
Consulting fees	$1,457,615	$1,744,454
License and support	946,894	877,060
Equipment sales	498,308	802,511
Wireless data network services	76,358	61,140
Travel income	57,216	35,760
	3,036,391	3,520,925

Direct costs
Wages and benefits	385,129	388,120
Equipment purchases for resale	283,837	436,138
Licenses and support	152,902	149,268
Network services expenses	69,695	72,342
Project travel	56,178	48,180
	947,741	1,094,048

Gross profit	2,088,650	2,426,877

Expenses
Management salaries	1,014,031	987,537
Rental of facilities	184,569	185,083
Insurance	40,631	31,041
Professional fees	30,275	22,350
Office expenses	24,575	24,631
Administrative salaries	28,988	23,541
Telephone and communications	12,014	18,011
Amortization	10,851	13,934
Promotion	10,173	30,233
Vehicle	6,464	7,719
Human resources	5,101	8,980
	1,367,672	1,353,060

Income before other income and income taxes	720,978	1,073,817

Interest income	27,509	15,316
Foreign exchange gain (loss)	27,019	(9,596)
	54,528	5,720

Income before income taxes	775,506	1,079,537

Income taxes (Note 7)	182,995	231,414

Net income	$592,511	$848,123

See accompanying notes to the combined financial statements.

APEX Systems Integrators Inc. and APEX Systems
Integrators (USA) Inc.
Combined Balance Sheets
(Amounts in Canadian $)

July 31	2011	2010

Assets
Current
Cash and cash equivalents	$2,362,856	$2,935,062
Accounts receivable	239,933	364,337
Income taxes recoverable (Note 7)	10,576	10,259
Inventory	26,874	-
Prepaid expenses	43,191	13,994
	2,683,430	3,323,652

Property, plant and equipment (Note 3)	34,755	42,450
Licences and rights	19,250	36,250
	$2,737,435	$3,402,352

Liabilities
Current
Accounts payable	$44,199	$331,722
Government remittances payable	126,382	72,425
Dividends payable	552,795	-
Customer deposits	10,000	38,000
Deferred revenue	392,384	388,246
	1,125,760	830,393

Deferred income tax liability	8,000	8,000

Stockholders’ Equity
Share capital (Note 5)	1,000	1,000
Retained earnings	1,602,675	2,562,959

	1,603,675	2,563,959

	$2,737,435	$3,402,352

Commitment (Note 9)
Subsequent events (Note 10)

On behalf of the Board

Director	Director

See accompanying notes to the combined financial statements.

APEX Systems Integrators Inc. and APEX Systems
Integrators (USA) Inc.
Combined Statements of Changes in Stockholders’ Equity
(Amounts in Canadian $)

Years Ended July 31

	Share	Retained
	capital	earnings	Total

Balance at
July 31, 2009	$1,000	$1,714,836	$1,715,836

Net Income	-	848,123	848,123

Balance at
July 31, 2010	1,000	2,562,959	2,563,959

Net Income	-	592,511	592,511

Dividends	-	(1,552,795)	(1,552,795)

Balance at
July 31, 2011	$1,000	$1,602,675	$1,603,675

See accompanying notes to the combined financial statements.

APEX Systems Integrators Inc. and APEX Systems
Integrators (USA) Inc.
Combined Statements of Cash Flows
(Amounts in Canadian $)

Years Ended July 31,	2011	2010

Increase (decrease) in cash and cash equivalents

Operating
Net income	$592,511	$848,123
Amortization	10,851	13,934
	603,362	862,057

Change in non-cash working capital items
Accounts receivable	124,404	(89,137)
Inventory	(26,874)	24,832
Prepaids	(29,197)	3,200
Income taxes	(317)	4,188
Accounts payable	(287,523)	73,975
Government remittances payable	53,957	43,860
Deposits	(28,000)	(217,875)
Deferred revenue	4,138	(55,854)
	413,950	649,246

Financing
Dividends	(1,000,000)	-

Investing
Purchase of property, plant and equipment	(3,156)	(2,514)
Proceeds on disposal of licenses and rights	17,000	-
	13,844	(2,514)

Net (decrease) increase in cash and cash equivalents	(572,206)	646,732

Cash and cash equivalents
Beginning of year	2,935,062	2,288,330

End of year	$2,362,856	$2,935,062

See accompanying notes to the combined financial statements.

APEX Systems Integrators Inc. and APEX Systems
Integrators (USA) Inc.
Notes to the Combined Financial Statements
July 31, 2011 and July 31, 2010

1.	Nature of operations

APEX Systems Integrators Inc. and APEX Systems Integrators (USA) Inc. are suppliers of wireless mobile work force solutions. They are incorporated under the laws on Ontario.

2.	Summary of significant accounting policies

Basis of accounting
The Company maintains its records on the accrual basis of accounting in accordance with accounting policies generally accepted in the United States.

Basis of presentation
The combined financial statements include the assets, liabilities, equity and operating results of APEX Systems Integrators Inc. and APEX Systems Integrators (USA) Inc., two companies controlled by related shareholders, after elimination of intercompany balances and transactions.

Revenue recognition
Consulting fees, license, equipment sales, wireless data network services and travel income are recognized when services are performed and goods are delivered and the title and risks of ownership pass to the customer and the collection of the resulting receivables are reasonably assured.

Support revenue is recognized ratably over the term of the support contract.

Inventories
Inventories are stated at the lower of cost and net realizable value using the first-in, first-out method of accounting.

Cash and cash equivalents
The Company maintains cash balances at various financial institutions.

For purposes of the Statement of Cash Flows, the Company considers all money-market instruments to be cash equivalents as all money market deposits are cashable at amounts recorded in the balance sheet.

Accounts receivable
The Company’s accounts receivable contain no allowance for doubtful accounts, as all accounts are determined to be collectible.

For the year ended July 31, 2011 bad debt expense net of the change in the allowance for doubtful accounts was $ nil (2010 - $ nil).

APEX Systems Integrators Inc. and APEX Systems
Integrators (USA) Inc.
Notes to the Combined Financial Statements
July 31, 2011 and July 31, 2010

2.	Summary of Significant Accounting Policies (Continued)

Property, plant and equipment
Property, plant and equipment are stated at cost.  The cost of property, plant and equipment is depreciated over the estimated useful lives of the related assets.  Depreciation expense is calculated using the declining balance method.  The annual rates range from 20% to 30%. Maintenance and repairs are charged to operations when incurred.  Renewals and replacements of a routine nature are charged to expense, while those that improve or extend the life of existing properties are capitalized.

Licenses and rights
Intangible assets consist of licenses and rights. The intangibles are not amortized as they have an infinite life.

Impairment of property, plant and equipment
Property, plant and equipment are tested for impairment upon occurrence of a triggering event that indicates the carrying value of such asset is no longer recoverable. Examples of such triggering events include a significant disposal of a portion of such assets, an adverse change in the market involving the business employing the related asset, and a significant change in the operations of the business.

The Company has determined that there were no adverse changes in our markets or other triggering events that could affect the valuation of its assets during the fiscal years ended July 31, 2011 and July 31, 2010.

Impairment of licenses and rights
The Company annually reviews the carrying value of licenses and rights to determine whether impairment may exist. Accounting Standards Codification (“ASC”) 350 “Intangibles-Goodwill and Other” requires that certain intangible assets be assessed annually for impairment using fair value measurement techniques.

As of July 31, 2011 and July 31, 2010, it was determined that the fair value of the licenses and rights exceeded their carrying amounts and the second step of the impairment testing was therefore not necessary.

Fair value of financial instruments
The carrying amounts of the Company’s cash and cash equivalents, accounts receivable and accounts payable approximate fair value because of the short maturities of these instruments.

Foreign currency translation
The Company uses the Canadian Dollar as its functional currency and reporting currency. Assets and liabilities denominated in foreign currencies are translated into Canadian Dollars at the rate of exchange at the balance sheet date, while revenue and expenses are translated at the weighted average rates prevailing during the respective periods.  Components of stockholders’ equity are translated at historical rates.  Exchange gains and losses resulting from translation are reflected in the statements of income.

APEX Systems Integrators Inc. and APEX Systems
Integrators (USA) Inc.
Notes to the Combined Financial Statements
July 31, 2011 and July 31, 2010

2.	Summary of Significant Accounting Policies (Continued)

Income taxes
Deferred income taxes are recorded to reflect certain items of income and expense recognized in different periods for financial reporting than for tax purposes.  The principal source of temporary differences is differences in methods of depreciation. The Company accounts for income taxes in accordance with ASC 740 “Income Taxes”.  ASC 740 requires the determination of deferred tax assets and liabilities based on the differences between the financial statement and income tax bases of assets and liabilities, using enacted tax rates in effect or expected for the year in which the differences are expected to reverse. A valuation allowance is recognized, if necessary, to measure tax benefits to the extent that, based on available evidence, it is more likely than not that they will be realized.

3.	Property, plant and equipment

			2011
		Accumulated	Net
	Cost	Amortization	Book Value

Office furniture and equipment	$68,096	$52,618	$15,478
Tools and equipment	31,083	18,487	12,596
Computer hardware	17,634	14,168	3,466
Vehicle	22,502	19,287	3,215

	$139,315	$104,560	$34,755

			2010
		Accumulated	Net
	Cost	Amortization	Book Value

Office furniture and equipment	$68,096	$48,748	$19,348
Tools and equipment	31,083	15,338	15,745
Computer hardware	14,477	11,712	2,765
Vehicle	22,502	17,910	4,592

	$136,158	$93,708	$42,450

APEX Systems Integrators Inc. and APEX Systems
Integrators (USA) Inc.
Notes to the Combined Financial Statements
July 31, 2011 and July 31, 2010

4.	Related party transactions

APEX Systems Integrators Inc. leases premises as described in Note 9 from an entity controlled by the spouse of a shareholder. Rent expense for the year included in the Combined Statement of Income was $185,000 (2010 - $185,000).

In addition, during the July 31, 2011 year end, a licence was sold to a stockholder for $17,000. At July 31, 2011, this amount remains unpaid and is included in accounts receivable.

These transactions have been recorded at the exchange amount, being the amounts agreed upon by the parties.

At July 31, 2011, APEX Systems Integrators Inc. purchased the support contracts entered into by APEX Systems Integrators USA Inc. and assumed the liability to carry-out these contracts. These contracts were transferred at the value of the related deferred revenue.

5.	Stockholders’ equity

Authorized:

The Company is authorized to issue an unlimited number of common shares and unlimited special shares.  The preference shares are issuable in series with rights and conditions to be determined by directors other than as follows:

(a)	8%, double-voting, non-cumulative Series A Special Shares.

Issued:	2011	2010

500 Common shares of APEX Systems
Integrators Inc.	$500	$500
500 Common shares of APEX Systems
Integrators (USA) Inc.	500	500
	$1,000	$1,000

6.	Measurement uncertainty

The process of preparing financial statements in conformity with generally accepted accounting principles requires the use of estimates and assumptions by management regarding certain types of assets, liabilities, revenues, and expenses.  Such estimates included in the preparation of these financial statements include the assumptions used in determining the useful lives of long-lived assets and the assumptions used in determining whether assets are impaired. Actual results could differ from those estimates.

APEX Systems Integrators Inc. and APEX Systems
Integrators (USA) Inc.
Notes to the Combined Financial Statements
July 31, 2011 and July 31, 2010

6.	Measurement uncertainty (Continued)

As well, these financial statements include deferred revenue relating to consulting work that was completed and delivered, but for which a liability remained. This amount is subject to significant uncertainty due to the level of judgment required in determining the consulting work that remains to be completed at each year end.

In addition, the Company has unrecognized tax benefits from uncertain tax positions of $170,000 (2010 - $115,000). This amount is subject to significant uncertainty due to the likelihood of the outcome in the event of a potential Canada Revenue Agency audit.

7.	Income taxes

	2011	2010
Income before income taxes	$775,506	$1,079,537

Differences between financial statement income and
taxable income
Capital cost allowance in excess of amortization	(4,000)	(5,000)
Scientific research and development claims, net	21,000	(40,000)
Other	11,494	15,463

Taxable income	$804,000	$1,050,000

Expected tax at statutory rates of 15.5% (2010 – 16.5%)	$124,000	$170,000
Unrecognized tax benefits from uncertain tax positions	55,000	74,000
Other	3,995	(12,586)

Provision for income taxes	$182,995	$231,414

Current income tax liability	$(155,959)	$(174,741)
Scientific research and experimental development
tax credit	166,535	185,000

Income taxes recoverable	$10,576	$10,259

Deferred income tax liability	$8,000	$8,000

The deferred tax liability consists of differences between the book value and the tax value of specific assets.

The Company has unrecognized tax benefits of approximately $170,000 as at July 31, 2011 (2010 - $115,000) associated with tax positions taken in the current and prior year, all of which, if recognized, would impact the effective tax rate. The Company did not incur any income tax related interest expense or penalties related to uncertain tax positions during the years ended July 31, 2011 and July 31, 2010.

APEX Systems Integrators Inc. and APEX Systems
Integrators (USA) Inc.
Notes to the Combined Financial Statements
July 31, 2011 and July 31, 2010

8.	Financial instruments

Fair value of financial instruments
The fair values of cash and cash equivalents, accounts receivables and accounts payables are assumed to approximate their carrying amounts because of their short term to maturity.

Financial risk
The financial risk to the Company’s earnings arises from fluctuations in foreign exchange rates and the degree of volatility of those rates.  The Company does not use derivative instruments to reduce its exposure to foreign exchange risk as management does not consider such risks to be material.

The Company’s exposure to foreign currency is as follows:

(in U.S. dollars)	2011	2010

Cash and cash equivalents	$844,383	$312,064
Accounts payable	(9,809)	(78,628)
Gross balance sheet exposure	$834,574	$233,436

A one cent increase in the Canadian dollar against the U.S. dollar at July 31, 2011, would have decreased equity and net income by $8,346 (2010 - $2,334). This analysis assumes that all other variables remain constant (a one cent weakening of the Canadian dollar against the U.S. dollar at July 31, 2011 or July 31, 2010, would have had the equal but opposite effect).

Credit risk
Financial instruments that potentially subject the Company to concentrations of credit risk consist of cash equivalents and accounts receivable.  The Company has deposited cash equivalents with reputable financial institutions, from which management believes the risk of loss to be remote.  Credit risks associated with trade receivables are limited by the Company’s credit granting policies and an insurance policy which covers possible losses for certain of the Company’s customers.

APEX Systems Integrators Inc. and APEX Systems
Integrators (USA) Inc.
Notes to the Combined Financial Statements
July 31, 2011 and July 31, 2010

9.	Commitment

The Company has the following annual operating lease commitment with a related party as described in Note 4 with respect to premises:

2012	$192,000
2013	210,000
2014	219,000
2015	237,000
2016	159,000

10.	Subsequent events

Subsequent to the 2011 year end, the stockholder group entered into discussions with a U.S. corporation for the purchase of the shares of APEX Systems Integrators Inc. The sale is expected to close in the first quarter of calendar 2012.

Financial Statements

(Unaudited)

APEX Systems Integrators Inc.

March 31, 2012

APEX Systems Integrators Inc.

Review Engagement Report
Grant Thornton LLP 33 Main Street East Hamilton, ON L8N 4K5 T +1 905 523 7732 F +1 905 572 9333

To the Board of Directors of
APEX Systems Integrators Inc.

We have reviewed the accompanying balance sheet of APEX Systems Integrators Inc. as at March 31, 2012 and the related statements of income, retained earnings, and cash flows for the period then ended.  A review includes primarily applying analytical procedures to management's financial data and making inquiries of company management.  A review is substantially less in scope than an audit, the objective of which is the expression of an opinion regarding the financial statements as a whole.  Accordingly, we do not express such an opinion.

Management is responsible for the preparation and fair presentation of the financial statements in accordance with accounting principles generally accepted in the United States of America and for designing, implementing, and maintaining internal control relevant to the preparation and fair presentation of the financial statements.

Our responsibility is to conduct the review in accordance with Statements on Standards for Accounting and Review Services issues by the American Institute of Certified Public Accountants.  Those standards require us to perform procedures to obtain limited assurance that there are no material modifications that should be made to the financial statements.  We believe that the results of our procedures provide a reasonable basis for our report.

Based on our review, we are not aware of any material modifications that should be made to the accompanying financial statements in order for them to be in conformity with accounting principles generally accepted in the United States of America.

The comparative figures for the eight month period ended March 31, 2011 were neither audited nor reviewed.

/s/ Grant Thornton LLP
Hamilton, Canada August 9, 2012	Chartered Accountants Licensed Public Accountants

APEX Systems Integrators Inc.
Statement of Income
(Unaudited)
(Amounts in Canadian $)

	8-month	8-month
	period ended	period ended
	March 31, 2012	March 31, 2011
	(note 1)	(note 1)

Revenues
Consulting fees	$915,219	$1,026,316
Licence and support income	606,673	648,608
Equipment sales	976,096	448,290
Wireless data network services income	54,632	51,563
Travel income	8,643	47,875
	2,561,263	2,222,652

Direct costs
Wages and benefits	243,274	231,563
Equipment purchases for resale	706,840	247,238
Licenses and support	233,862	180,297
Network services expenses	27,298	26,278
Project travel	15,650	46,875
	1,226,924	732,251
Gross profit	1,334,339	1,490,401

Expenses
Management salaries	689,643	733,920
Rental of facilities	171,806	123,046
Insurance	15,854	32,631
Professional fees	47,654	22,275
Office expenses	16,036	22,292
Telephone and communications	5,222	8,709
Amortization	8,027	7,234
Promotion	967	9,813
Vehicle	3,335	4,078
Human resources	8,872	4,576
Administrative salaries	19,320	19,931
	986,736	988,505
Income before other items and income taxes	347,603	501,896

Other items
Interest	597	18,455
(Loss) gain on foreign exchange	(22,022)	11,809
	(21,425)	30,264
Income before income taxes	326,178	532,160

Income taxes
Current	79,667	126,000
Deferred	6,000	-
	85,667	126,000
Net income	$240,511	$406,160

APEX Systems Integrators Inc.
Statement of Retained Earnings
(Unaudited)
(Amounts in Canadian $)

	8-month	8-month
	period ended	period ended
	March 31, 2012	March 31, 2011
	(note 1)	(note 1)

Retained earnings, beginning of period	$1,602,675	$2,562,959

Retained earnings, APEX Systems Integrators
(USA) Inc. (Note 1)	(1,364,539)	-

Retained earnings, APEX Systems Integrators Inc.,
beginning of period	238,136	2,562,959

Net income	240,511	406,160

Dividends declared	(473,000)	-

Retained earnings, end of period	$5,647	$2,969,119

APEX Systems Integrators Inc.
Balance Sheet
(Unaudited)
(Amounts in Canadian $)

	March 31,	July 31,
	2012	2011

Assets
Current
Cash and cash equivalents	$573,973	$2,362,856
Accounts receivable	178,077	239,856
Income taxes recoverable	-	10,576
Inventory	7,760	26,874
Prepaid expenses	17,075	43,191
Deposits	2,755	-
Government remittance receivable	1,048	-
	780,688	2,683,430

Property, plant and equipment (Note 3)	28,644	34,755
Licences and rights	-	19,250

	$809,332	$2,737,435

Liabilities
Current
Accounts payable	$84,404	$44,199
Deferred revenue	580,593	392,384
Income taxes payable	124,188	-
Government remittances payable	-	126,382
Dividends payable	-	552,795
Customer deposits	-	10,000
Deferred income taxes	14,000	8,000
	803,185	1,133,760

Shareholder’s equity
Share capital (Note 4)	500	1,000
Retained earnings	5,647	1,602,675

	6,147	1,603,675

	$809,332	$2,737,435

On behalf of the Board

Director	Director

See accompanying notes to the combined financial statements.

APEX Systems Integrators Inc.
Statement of Cash Flows
(Unaudited)
(Amounts in Canadian $)

	8-month	8-month
	period ended	period ended
	March 31, 2012	March 31, 2011
	(note 1)	(note 1)

Increase (decrease) in cash and cash equivalents

Operating
Net income	$240,511	$406,160
Amortization	8,027	7,234
Deferred income taxes	6,000	-
	254,538	413,394

Change in non-cash working capital items
Accounts receivable	61,856	(11,821)
Inventory	19,114	-
Prepaid expenses	26,116	(18,000)
Deposits	(2,755)	-
Government remittances	(127,430)	62,069
Accounts payable	40,205	(234,522)
Deferred revenue	188,209	205,402
Income taxes	134,764	72,708
Customer deposits	(10,000)	(33,000)
	584,617	42,836

Financing
Dividends paid	(1,025,795)	-
Issuance of share capital	499	-
	(1,025,296)	-

Investing
Purchase of property, plant and equipment	(5,980)	(3,491)
Proceeds on disposal of property, plant and equipment	3,052	-
	(2,928)	(3,491)

Cash flows related to APEX Systems Integrators
(USA) Inc. (Note 1)	(1,345,276)	-

(Decrease) increase in cash and cash equivalents	(1,788,883)	452,739

Cash
Beginning of period	2,362,856	2,935,062

End of period	$573,973	$3,387,801

See accompanying notes to the combined financial statements.

APEX Systems Integrators Inc.
Notes to the Financial Statements
(Unaudited)
March 31, 2012

1.	Nature of operations
APEX Systems Integrators Inc. (the Company) is a supplier of wireless mobile work force solutions and is incorporated under the laws on Ontario.

The comparative financial information for the year ended July 31, 2011 and eight month period ended March 31, 2011 is presented on a combined basis with APEX Systems Integrators (USA) Inc.  Effective August 1, 2011, the operations were combined and all operations were prospectively recorded in the Company’s records.  Accordingly, these financial statements are for the eight month period ended March 31, 2012 and only include the results of APEX Systems Integrators Inc.  The comparative information for the eight month period ended March 31, 2011 is neither audited nor reviewed.

2.	Summary of significant accounting policies

Basis of accounting
The Company maintains its records on the accrual basis of accounting in accordance with accounting policies generally accepted in the United States.
Revenue recognition

Consulting fees, license, equipment sales, wireless data network services and travel income are recognized when services are performed and goods are delivered and the title and risks of ownership pass to the customer and the collection of the resulting receivables are reasonably assured.

Support revenue is recognized ratably over the term of the support contract.

Inventory

Inventory is valued at the lower of cost and net realizable value. Cost is determined using the first-in, first-out method.

Cash

The Company maintains cash balances at various financial institutions.

For purposes of the Statement of Cash Flows, the Company considers all money-market instruments to be cash equivalents as all money market deposits are cashable at amounts recorded in the balance sheet.

Accounts receivable

The Company’s accounts receivable contain no allowance for doubtful accounts, as all accounts are determined to be collectible.

For the period ended March 31, 2012 bad debt expense, net of the change in the allowance for doubtful accounts, was $ nil (2011 - $ nil).

APEX Systems Integrators Inc.
Notes to the Financial Statements
(Unaudited)
March 31, 2012

2.	Summary of significant accounting policies (continued)

Property, plant and equipment

Property, plant and equipment are stated at cost.  The cost of property, plant and equipment is depreciated over the estimated useful lives of the related assets.  Depreciation expense is calculated using the declining balance method.  The annual rates range from 20% to 30%. Maintenance and repairs are charged to operations when incurred.  Renewals and replacements of a routine nature are charged to expense, while those that improve or extend the life of existing properties are capitalized.

Impairment of long-lived assets

Property, plant and equipment are tested for impairment upon occurrence of a triggering event that indicates the carrying value of such asset is no longer recoverable.  Examples of such triggering events include a significant disposal of a portion of such assets, an adverse change in the market involving the business employing the related asset, and a significant change in the operations of the business.

The Company has determined that there were no adverse changes in its markets or other triggering events that could affect the valuation of its assets during the fiscal periods ended March 31, 2012 and March 31, 2011.

Fair value of financial instruments

The carrying amounts of the Company’s cash and cash equivalents, accounts receivable and accounts payable approximate fair value because of the short maturities of these instruments.

Foreign currency translation

The Company uses the Canadian Dollar as its functional currency and reporting currency.  Assets and liabilities denominated in foreign currencies are translated into Canadian Dollars at the rate of exchange at the balance sheet date, while revenue and expenses are translated at the weighted average rates prevailing during the respective periods.  Components of stockholders’ equity are translated at historical rates.  Exchange gains and losses resulting from translation are reflected in the statements of income.

Income taxes

Deferred income taxes are recorded to reflect certain items of income and expense recognized in different periods for financial reporting than for tax purposes.  The principal source of temporary differences is differences in methods of depreciation.  The Company accounts for income taxes in accordance with ASC 740 “Income Taxes”. ASC 740 requires the determination of deferred tax assets and liabilities based on the differences between the financial statement and income tax bases of assets and liabilities, using enacted tax rates in effect or expected for the year in which the differences are expected to reverse.  A valuation allowance is recognized, if necessary, to measure tax benefits to the extent that, based on available evidence, it is more likely than not that they will be realized.

APEX Systems Integrators Inc.
Notes to the Financial Statements
(Unaudited)
March 31, 2012

3.	Property, plant and equipment

			March 31 2012	July 31 2011
		Accumulated	Net	Net
	Cost	Amortization	Book Value	Book Value

Office furniture and equipment	$66,692	$55,118	$11,574	$15,478
Tools and equipment	31,083	21,006	10,077	12,596
Computer hardware	23,614	16,621	6,993	3,466
Vehicle	-	-	-	3,215
Computer software	34,097	34,097	-	-

	$155,486	$126,842	$28,644	$34,755

4.	Share capital

Authorized:
Unlimited number of Class A voting shares
Issued:

		March 31,	July 31,
		2012	2011

500	Common shares of APEX Systems Integrators Inc.	$500	$500

500	Common shares of APEX Systems Integrators (USA) Inc.	-	500

		$500	$1,000

5.	Commitments

The Company has the following annual operating lease commitment with a related party as described in Note 7 with respect to premises:

2013	$210,000
2014	219,000
2015	237,000
2016	159,000
$825,000

APEX Systems Integrators Inc.
Notes to the Financial Statements
(Unaudited)
March 31, 2012

6.	Measurement uncertainty

The process of preparing financial statements in conformity with generally accepted accounting principles requires the use of estimates and assumptions by management regarding certain types of assets, liabilities, revenues, and expenses.  Such estimates included in the preparation of these financial statements include the assumptions used in determining the useful lives of long-lived assets and the assumptions used in determining whether assets are impaired.  Actual results could differ from those estimates.

As well, these financial statements include deferred revenue relating to consulting work that was completed and delivered, but for which a liability remained.  This amount is subject to significant uncertainty due to the level of judgment required in determining the consulting work that remains to be completed at each year end.

In addition, the Company has unrecognized tax benefits from uncertain tax positions of $170,000 (2011 - $170,000).  This amount is subject to significant uncertainty due to the likelihood of the outcome in the event of a potential Canada Revenue Agency audit.

7.	Related party transactions

APEX Systems Integrators Inc. leases premises as described in Note 5 from an entity controlled by the spouse of a shareholder.  Rent expense for the period included in the Statement of Income was $125,276 (2011 - $123,046).

This transaction has been recorded at the exchange amount, being the amount agreed upon by the parties.

8.	Financial instruments

Fair value of financial instruments

The fair values of cash and cash equivalents, accounts receivables and accounts payables are assumed to approximate their carrying amounts because of their short term to maturity.

APEX Systems Integrators Inc.
Notes to the Financial Statements
(Unaudited)
March 31, 2012

8.	Financial instruments (continued)

Financial risk

The financial risk to the Company’s earnings arises from fluctuations in foreign exchange rates and the degree of volatility of those rates.  The Company does not use derivative instruments to reduce its exposure to foreign exchange risk as management does not consider such risks to be material.  The Company’s exposure to foreign currency is as follows:

	March 31, 2012	July 31, 2011
Cash and cash equivalents	$205,731	$844,383
	(8,368)	(9,809)
Accounts payable
Gross balance sheet exposure	$197,363	$834,574

A one cent increase in the Canadian dollar against the U.S. dollar at March 31, 2012, would have decreased equity and net income by $1,974 (2011 - $8,346).  This analysis assumes that all other variables remain constant (a one cent weakening of the Canadian dollar against the U.S. dollar at March 31, 2012 or July 31, 2011, would have had the equal but opposite effect).

Credit risk

Financial instruments that potentially subject the Company to concentrations of credit risk consist of cash equivalents and accounts receivable.  The Company has deposited cash equivalents with reputable financial institutions, from which management believes the risk of loss to be remote.  Credit risks associated with trade receivables are limited by the Company’s credit granting policies and an insurance policy which covers possible losses for certain of the Company’s customers.

9.	Subsequent events

Subsequent to the 2012 period end, the Company was acquired by DecisionPoint Systems Inc.  The sale closed on June 4, 2012.

Item 9.01(b). Unaudited Pro Forma Combined Financial Information

The following unaudited pro forma combined financial information of DecisionPoint Systems, Inc. (“Company”) is presented to reflect the acquisition (“Acquisition”) by the Company of all the issued and outstanding shares of Apex Systems Integrators, Inc. (“Apex”).  The Acquisition was consummated on June 4, 2012.  The unaudited pro forma combined balance sheet of the Company at March 31, 2012, reflects the effects of the Acquisition as if it occurred on such date.  The unaudited pro forma combined statements of operations for the three months ended March 31, 2012 and the year ended December 31, 2011 reflect the effects of the Acquisition as if it occurred at the beginning of each period presented.  The unaudited pro forma financial information is based on the historical consolidated financial statements of the Company and Apex.  The historical financial information of Apex includes the financial information of Apex Systems Integrators, Inc. and Apex Systems Integrators (USA), Inc. (“Apex USA”) as Apex purchased the operations of Apex USA in July 2011; accordingly, the combined historical information of both entities are necessary to provide a fair presentation of the historical operations that have been acquired by the Company.

Such unaudited pro forma combined financial information should be read in conjunction with the historical consolidated financial statements of the Company for the year ended December 31, 2011, including the notes thereto, which were filed as part of the Company’s Form 10-K filed with the Securities and Exchange Commission on March 30, 2012, and the Company’s Quarterly Report on Form 10-Q for the three month period ended March 31, 2012, which was filed with the Securities and Exchange Commission on May 14, 2012.  Such unaudited pro forma combined financial information includes unaudited historical combined financial information of Apex as of March 31, 2012 and for the three month period ended March 31, 2012 and year ended December 31, 2011, which have been prepared by management of Apex.  The unaudited pro forma combined statements of operations of the Company only include the acquisition of Apex.  In addition, the unaudited pro forma combined financial statements are based upon pro forma allocations of the purchase price of Apex based upon the fair value of the assets and liabilities acquired in connection with the Acquisition.  Management believes that all material adjustments necessary to reflect the effect of the Acquisition have been made to the unaudited pro forma combined financial information.

The unaudited pro forma combined financial information is for informational purposes only and is not necessarily indicative of the results of operations of the Company that would have occurred if the acquisition of Apex had been completed on the dates indicated, nor does it purport to represent the Company’s results of operations as of any future date or for any future period.

DecisionPoint Systems, Inc.
Unaudited Pro Forma Combined Balance Sheet	March 31, 2012
(000's except share amounts)
ASSETS	DecisionPoint	Apex	Combined	Pro Forma Adjustments		Pro Forma Combined
Current assets
Cash	$493	$574	$1,067	$(574)	(a)	$493
Accounts receivable, net	10,502	178	10,680	-		10,680
Other receivable	1,494	-	1,494	-		1,494
Inventory, net	963	8	971	-		971
Deferred costs	3,402	-	3,402	-		3,402
Prepaid expenses and other current assets	326	20	346	429	(b, c)	775
Total current assets	17,180	780	17,960	(145)		17,815

Property and equipment, net	99	29	128	-		128
Other assets, net	240	-	240	156	(i)	396
Deferred costs, net of current portion	1,879	-	1,879	-		1,879
Goodwill	5,538	-	5,538	2,823	(c)	8,361
Intangible assets, net	2,065	-	2,065	4,651	(c)	6,716
Total assets	$27,001	$809	$27,810	$7,485		$35,295

LIABILITIES AND STOCKHOLDERS' EQUITY
Current liabilities
Accounts payable	$10,300	$84	$10,384	$1,024	(l)	$11,408
Accrued expenses and other current liabilities	1,830	138	1,968	-		1,968
Line of credit	1,600	-	1,600	800	(d)	2,400
Current portion of debt	1,000	-	1,000	840	(e)	1,840
Due to related party	909	-	909	-		909
Unearned revenue	5,742	581	6,323	(134)	(c, f)	6,189
Total current liabilities	21,381	803	22,184	2,530		24,714

Long term liabilities
Unearned revenue, net of current portion	2,578	-	2,578	-		2,578
Debt, net of current portion and discount	727	-	727	3,360	(e)	4,087
Deferred tax liabilities	22	-	22	1,233	(c, g)	1,255
Present value of earnout payment	-	-	-	1,236	(c, h)	1,236
Interest payable	60	-	60	-		60
Total liabil ities	24,768	803	25,571	8,359		33,930

Commitments and contingencies
	-	-	-	-		-
STOCKHOLDERS' EQUITY
Cumulative convertible preferred stock, $0.001 par value, 10,000,000 shares authorized, 1,816,289 shares issued and outstanding, including cumulative and imputed preferred dividends of $567 and $436, and
with a liquidation preference of $10,679 and $10,652, respectively	6,451	-	6,451	-		6,451
Common stock, $0.001 par value, 100,000,000 shares authorized,			-			-
8,182,791 issued and 8,028,908 outstanding at March 31, 2012 (historical)
and 8,507,792 issued and 8,353,908 outstanding at March 31, 2012 (pro forma)	8	1	9	(1)	(m)	8
Additional paid-in capital	14,535	-	14,535	341	(m)	14,876
Treasury stock, 153,883 shares of common stock	(205)	-	(205)	-		(205)
Accumulated deficit	(17,690)	5	(17,685)	(1,214)	(k)	(18,899)
Unearned ESOP shares	(866)	-	(866)	-		(866)
Total stockholders’ equity	2,233	6	2,239	(874)		1,365
Total liabilities and stockholders' equity	$27,001	$809	$27,810	$7,485		$35,295

DecisionPoint Systems, Inc.
Unaudited Pro Forma Combined Statement of Operations
	For the Three Months Ended March 31, 2012
				Pro Forma		Pro Forma
(000's except per share data)	DecisionPoint	Apex	Combined	Adjustments		Combined

Net sales	$17,810	$1,221	$19,031	$-		$19,031

Cost of sales	14,057	763	14,820	-		14,820

Gross profit	3,753	458	4,211	-		4,211

Selling, general and administrative expense	3,835	356	4,191	(7)	(c, j)	4,184

Operating (loss) income	(82)	102	20	7		27

Total interest and other expense	113	25	138	175	(e)	313

Net (loss) income before income taxes	(195)	77	(118)	(168)		(286)

Provision for income taxes	42	22	64	-	(n)	64

Net (loss) income	(237)	55	(182)	(168)		(350)

Cumulative dividends on perferred stock	222	-	222	-		222

Income available to common shareholders	$(459)	$55	$(404)	$(168)		$(572)

Net loss per share - basic and diluted	$(0.06)					$(0.07)

Weighted-average shares outstanding -
basic and diluted	7,392,441					7,717,441	(m)

DecisionPoint Systems, Inc.
Unaudited Pro Forma Combined Statement of Operations
	For the Year Ended December 31, 2011
				Pro Forma		Pro Forma
(000's except per share data)	DecisionPoint	Apex	Combined	Adjustments		Combined

Net sales	$58,359	$3,102	$61,461	$-		$61,461

Cost of sales	46,368	1,102	47,470	-		47,470

Gross profit	11,991	2,000	13,991	-		13,991

Selling, general and administrative expense	13,597	1,213	14,810	1,330	(c, j)	16,140

Operating (loss) income	(1,606)	787	(819)	(1,330)		(2,149)

Total interest and other expense	3,462	(41)	3,421	701	(e)	4,122

Net (loss) income before income taxes	(5,068)	828	(4,240)	(2,031)		(6,271)

Provision for income taxes	100	170	270	-	(n)	270

Net (loss) income	(5,168)	658	(4,510)	(2,031)		(6,541)

Cumulative dividends on perferred stock	486	-	486	-		486

Income available to common shareholders	$(5,654)	$658	$(4,996)	$(2,031)		$(7,027)

Net loss per share - basic and diluted	$(0.94)					$(1.11)

Weighted-average shares outstanding -
basic and diluted	6,019,900					6,344,900	(m)

Notes to Pro Forma Financial Statements
Note 1 – Basis of Presentation

On June 4, 2012, (“Closing Date”), DecisionPoint Systems, Inc. ("Company” or “DPS”), 2314505 Ontario Inc., a wholly-owned subsidiary of the Company (“Purchaser”), Karen Dalicandro (“KD”), Donald Dalicandro (“DD”), and 2293046 Ontario Inc. (“KD Co” and together with KD, the “Sellers”) entered into a Share Purchase Agreement (“SPA”).  Pursuant to the SPA, Purchaser purchased all of the issued and outstanding shares of Apex Systems Integrators Inc., a corporation organized under the laws of the Province of Ontario, Canada.  In consideration for the shares of Apex Systems Integrators, Inc., on the Closing Date the Purchaser paid CDN$5,000,000 (“Closing Amount”), of which CDN$240,000 (“Escrow Amount”) was placed in escrow with the Purchaser’s attorney and CDN$10,000 is held by the Purchaser as a holdback.  On the Closing Date, the Purchaser and Apex merged under the corporate name of Apex Systems Integrators Inc., and is hereafter referred to herein as “Apex”.

Closing costs and associated expenses either previously paid, payable in cash or recorded as deferred financing costs after the Closing Date total approximately $1.8 million, including the issuance of 325,000 shares of the Company’s common stock at the market price of $1.05 per share on the Closing Date.  Of this amount, approximately $190,000 was reflected as deferred financing costs and the remainder was reflected as a charge to selling, general and administrative expenses in the historical financial statements of the Company as follows: 1) Fourth quarter ended December 31, 2011: $46,000; 2) First quarter ended March 31, 2012: $351,000; and 3) Second quarter ended June 30, 2012: $1,213,000.  The transaction was accounted for using the purchase method of accounting in accordance with Accounting Standard Codification (“ASC”) 805 - Business Combinations and the operating results for Apex have been consolidated into the Company’s results of operations beginning on June 5, 2012.

The unaudited pro forma combined financial statements have been prepared to give effect to the acquisition by the Company of Apex using the historical consolidated financial statements of the Company and the historical combined financial statements Apex.  Please note that the unaudited pro forma combined financial statements should be read in conjunction with the audited and unaudited historical financial statements of the Company and Apex, respectively.  This information can be found in the Company’s Annual Report on Form 10-K for the fiscal year ended December 31, 2011 and Quarterly Report on Form 10-Q for the three months ended March 31, 2012, and in Item 9.01 of this Current Report on Form 8-K/A.

The historical financial information of Apex includes the financial information of Apex Systems Integrators, Inc. and Apex Systems Integrators (USA), Inc. (“Apex USA”) as Apex purchased the operations of Apex USA in July 2011; accordingly, the combined historical information of both entities is necessary to provide a fair presentation of the historical operations that have been acquired by the Company.

The unaudited pro forma combined balance sheet as of March 31, 2012, combines the unaudited consolidated balance sheets of the Company and Apex on March 31, 2012, and gives effect to the Acquisition as if it had occurred on March 31, 2012.

The unaudited pro forma combined statement of operations for the three months ended March 31, 2012, combines the unaudited results of operations of the Company and Apex to give the effect as if the Acquisition occurred the first day of the period presented (January 1, 2012).  The unaudited pro forma combined statement of operations for the twelve months ended December 31, 2011, combines the audited consolidated statements of operations of the Company for the twelve months fiscal year ended December 31, 2011, with the unaudited combined statement of operations of Apex for the twelve months ended December 31, 2011, to give the effect as if the Acquisition occurred the first day of the period presented (January 1, 2011).

The unaudited pro forma combined financial statements reflect the value of the Canadian Dollar equal to one United States Dollar (1:1) at March 31, 2012, for the three month period ended March 31, 2012 and the year ended December 31, 2011 as that value approximates the conversion rate for all dates and periods presented.  Accordingly, the historical financial information of Apex is translated from its reporting currency (Canadian Dollars) to the Company’s reporting currency (US Dollars) using $1CDN = $1US.

Note 2 - Unaudited Pro Forma Adjustments

The following are explanations that correspond by letter to the pro forma adjustments in the accompanying unaudited pro forma combined financial statements:

(a)	Cash impact upon paying the Closing Amount to the Sellers: (000’s except where indicated)

1)	Apex cash was distributed to shareholder prior to consummation of purchase transaction	$(574)
2)	Borrowing on DPS line of credit to fund acquisition	800
3)	Borrowing from RBC to fund acquisition	2,500
4)	Borrowing from BDC to fund acquisition	1,700
5)	Payment of cash purchase consideration	(5,000)
	Net impact on cash	$(574)

(b)
Working capital adjustment arising from the negative working capital delivered to the Company on the Closing Date and the $0.2 million positive working capital as required pursuant to the terms of the SPA.

(c)
The following table summarizes the fair values of the Apex assets acquired and liabilities assumed and the allocation of the excess purchase price to certain identifiable intangible assets.  The two periods presented represent the pro forma balance sheet date of this report on March 31, 2012 and the actual Closing Date of June 4, 2012, given effect to currency exchange rates at that date: (000’s except where indicated)

	Pro Forma	Closing
	March 31, 2012	June 4, 2012

Assets acquired:
Accounts receivable	$178	$243
Due from related party	429	412
Other current assets	28	63
Property and equipment	29	30
Intangible assets	4,651	4,466
Goodwill	2,823	2,449
Total assets acquired	8,138	7,663

Liabilities assumed:
Accounts payable and other accrued liabilities	(222)	(195)
Unearned revenue	(447)	(297)
Deferred tax liability	(1,233)	(1,184)
Total liabilities assumed	(1,902)	(1,676)
Net assets acquired	$6,236	$5,987

Purchase consideration:
Cash paid at closing	$5,000	$4,801
Earn out consideration	1,236	1,186
Total purchase consideration	$6,236	$5,987

The Company has allocated the purchase price to the tangible and identified intangible assets acquired and liabilities assumed based on their fair values in accordance with generally accepted accounting principles in accordance with ASC 805.  ASC 805 considers the existence of intangible assets in the following areas: marketing, customer relationships, proprietary software, artistic creations, contracts, and technology.  The Company has identified and valued software for customer sales, customer relationships, trademarks / tradenames and non-compete agreements as Apex’s principal intangible assets in accordance with ASC 805 requirements.

As of the unaudited pro forma combined balance sheet date, below are the fair values of the identified intangible assets and their respective amortization periods for their useful life: (000’s except where indicated)

	Fair Value	Estimated Useful life

Customer relationships	$1,600	9 years
Software	2,586	3.5 years
Trade name	450	7 years
Covenant not to compete	15	1 year

	$4,651

Amortization of customer relationships and tradenames are calculated using the discounted cash flow methodology to more properly reflect the greater useful life of the assets in the early years while the proprietary software, ApexWare, is amortized using proportional revenue approach and the covenant not to compete is amortized on a straight-line basis.  For the unaudited pro forma combined periods presented, monthly amortization would have been $114,700, based upon their respective useful lives.  Total amortization for the three months ended March 31, 2012 and the year ended December 31, 2011, was $344,000 and $1,376,000, respectively.

The estimated total amortization expenses for the five years after the closing are as follows: (000’s except where indicated)

Years ending December 31:
2012	$803
2013	1,123
2014	987
2015	896
2016 and thereafter	842

$4,651

There is no pro forma adjustment for depreciation expense since the historical depreciation is comparable.

(d)	Drawdown of $0.8 million on DPS line of credit to fund the acquisition of Apex.

(e)	Term loan debt to fund the acquisition of Apex and the commensurate additional interest along with other increase in interest expense as result of transaction:

RBC Term Loan -- On June 4, 2012, Apex entered into the Royal Bank of Canada (“RBC”) Credit Agreement with RBC pursuant to which RBC made available certain credit facilities in the aggregate amount of up to CDN$2.75 million, including a term facility in the amount of CDN$2.5 million.  The loan requires monthly payments of principal totalling CDN$70,000, plus interest with a final maturity date of June 2015.

BDC Term Loan -- On June 4, 2012, Apex entered into a Loan Agreement with BDC Capital Inc., a wholly-owned subsidiary of Business Development Bank of Canada, (“BDC”), pursuant to which BDC made available to Apex a term credit facility in the aggregate amount of CDN$1.7 million. The maturity date of the loan is June 2016.

Based on the payment terms of these purchase related obligations, the pro forma combined current portion of the loans is $840,000 and the pro forma long term portion, net is $3,360,000.

Additional interest expense is as follows: (000’s except where indicated)

RBC Term Loan -
Principal	$2,500
Approximate rate of interest	7.0%
Pro forma annual interest expense		175

BDC Term Loan -
Principal	$1,700
Approximate rate of interest	12.0%
Pro forma annual interest expense		204

Additional required interest payments of $20 per quarter		80

SVB Line of Credit -	$800
Approximate rate of interest	7.5%
Pro forma annual interest expense		60

Amortization of deferred financing costs -$190,000/3years		64

Related Party Additional Annual Interest -
Expense reflects the increase in rate from 12% to 25% on
$909 related party obligation		118

Pro forma increase in interest expense for the year ended December 31, 2011.		$701
Pro forma increase in interest expense for the three months ended March 31, 2012.		$175

(f)	Fair value of Apex’ unearned revenue related service obligations.

(g)	Deferred tax liability of $1.233 million arising from the future amortization of the intangible assets calculated using an estimated Canadian tax rate of 26.5%.

(h)
Present value of the future potential contingent earn-out and bonus consideration the Sellers may earn based upon Apex achieving certain earnings before interest, taxes, depreciation and amortization and revenue targets as defined in the SPA.

(i)
In connection with the financing as described in (e), the Company incurred deferred financing costs of $190,000, which are to be amortized over 3 years.  Of this, $34,000 was previously deferred by DPS as of March 31, 2012.

(j)	Pro forma add back of one-time transaction costs expensed in the historical periods ended March 31, 2012 and December 31, 2011 of $351,000 and $46,000, respectively.

(k)	Impact upon retained earnings: (000’s except where indicated)

1)	Total acquisition related costs	$1,796
2)	Costs reflected in DPS historical financial statements as of March 31, 2012	(431)
3)	Total acquisition costs not recorded in historical financial statements as of March 31, 2012	1,365
4)	Acquisition costs reflected as debt discount and deferred financing costs (see (i))	(156)
	Acquisition costs which are expensed and thus reflected as a reduction to retained earnings	1,209
5)	Reflects the removal of the $5 in retained earnings of Apex in the acquisition.	5
	Pro Forma reduction to retained earnings	$1,214

(l)	Impact on accounts payable: (000’s except where indicated)

1)	Total acquisition related costs	$1,796
2)	Costs reflected in DPS historical financial statements as of March 31, 2012	(431)
3)	Total acquisition costs not recorded in historical financial statements as of March 31, 2012	1,365
4)	Acquisition costs reflected through the issuance of 325,000 shares of common stock at March 31. 2012	(341)
	Pro Forma acquistion costs reflected through the recordation of accounts payable at March 31, 2012	$1,024

(m)
Reflects the issuance of 325,000 shares of common stock as consideration for acquisition related expenses.  Shares were valued at $1.05 per share or $341,000.  Shares are assumed to be fully outstanding in the periods presented.

(n)
The pro forma does not reflect an adjustment to income tax expense as the pro forma combined income expense would not be materially different from the historical stand alone income tax expense of the Company and Apex.